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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D


                   Under the Securities Exchange Act of 1934
                             (Amendment No. _____)*


                             The Advest Group, Inc.
                                (Name of Issuer)

                    Common Stock, par value $0.01 per share
                         (Title of Class of Securities)


                                  007566 10 2
                                 (CUSIP Number)
                     William H. Cuddy, Esq. (203) 275-0100
                              Day, Berry & Howard
                 CityPlace I, Hartford, Connecticut 06103-3499
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               December 29, 1993
            (Date of Event which Requires Filing of this Statement)


     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box / /.

     Check the following box if a fee is being paid with the statement/x/. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

Continued on the following pages.

                                  SCHEDULE 13D

CUSIP NO. 007566 10 2


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     D. T. Chase Enterprises, Inc.
     06-0892627

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                   (a)/ /
                                                                         (b)/x/

3    SEC USE ONLY

4    SOURCE OF FUNDS*
     Not Applicable

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS
     2(d) OR 2(e)                                                           / /

6    CITIZENSHIP OR PLACE OF ORGANIZATION
     Connecticut

          7    SOLE VOTING POWER
               0 shares (see Row 11 below and Items 2, 4 and 6)
NUMBER OF
  SHARES  8    SHARED VOTING POWER
BENEFICIALLY   0 shares (see Row 11 below and Items 2, 4 and 6)
 OWNED BY
   EACH   9    SOLE DISPOSITIVE POWER
 REPORTING     0 shares (see Row 11 below and Items 2, 4 and 6)
  PERSON
   WITH   10   SHARE DISPOSITIVE POWER
               0 shares (see Row 11 below and Items 2, 4 and 6)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 0 shares except to the extent that the reporting person shares voting or dispositive power with respect to 452,872 shares owned by Chase Insurance Holdings Corporation by reason of the affiliations described in Items 2, 4 and 6.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW(11) EXCLUDES CERTAIN SHARES*  /x/

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW(11)
     0% or 5.1% (see Row 11 above and Items 2, 4 and 6)

14   TYPE OF REPORTING PERSON*
     CO, HC
                     *SEE INSTRUCTIONS BEFORE FILLING OUT!